UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 3, 2020

SUNCOKE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35243	90-0640593
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, Illinois	60532
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On December 3, 2020, the Board of Directors (the “Board”) of SunCoke Energy, Inc. (the “Company”) appointed Ralph M. Della Ratta, Jr. and Michael Ward Lewis to the Board. Neither Mr. Della Ratta nor Mr. Lewis has yet been appointed to any committee of the Board.

Each of Mr. Della Ratta and Mr. Lewis will participate in the standard compensation program for the Company’s non-employee directors, described on pages 26 and 27 of the Company’s definitive Proxy Statement for its 2020 Annual Meeting of Stockholders (filed with the Securities and Exchange Commission on April 24, 2020). Their compensation will be prorated to reflect the commencement date of their respective service on the Board.

Neither Mr. Della Ratta nor Mr. Lewis has any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or an executive officer. Neither Mr. Della Ratta nor Mr. Lewis has any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K. There is no arrangement or understanding between either Mr. Della Ratta or Mr. Lewis and any other person pursuant to which Mr. Della Ratta or Mr. Lewis was selected as a director.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY, INC.

By:	/s/ Fay West
Fay West
Senior Vice President and Chief Financial Officer

Date: December 8, 2020